Exhibit 10.3

Loan Agreement

Party A (Borrower): Guangchengji (Shanghai) Industrial Co., Ltd.

Legal representative: Pan Weicheng

Unified Social Credit Code:

Party B (Lender):

ID No:

Based on the principles of equality, voluntariness, honesty and credibility, both parties reached the following agreement through friendly negotiation：

1. Party B agrees to lend to Party A RMB _____ . The actual loan amount is the cash transferred.

2. Purpose of the loan: For Party A's daily operations and expansion of business.

3. Loan period: The loan period is 12 months, from July __, 2020 to July ___, 2021. If the loan is paid in installments, the date of the last loan should be received no later than December 31, 2020.

4. Loan interest: The loan interest is an annual interest rate of 8%, calculated based on the actual amount received. If the loan is received in installments, the interest shall be calculated based on the actual date when Party B receives the loan. Interest shall be paid quarterly. If party A cannot remit payment on time due to special circumstances both parties can agree another payment time.

5. Party B or a third party appointed by Party B should deposit the loan to the following bank appointed by Party A:

Account name: Guangchengji (Shanghai) Industrial Co., Ltd.

Account number:

Bank: Bank of China Shanghai Pudong Avenue Sub-branch

6. Representations and Warranties:

6.1 Party A must use the loan legally in accordance with the purposes specified in this agreement, and must not embezzle it for other purposes, or use the loan for illegal activities.

6.2 the purpose of the loan is to for Party A's daily operations and expansion of business.

7. Settlement of Contract disputes

7.1 Disputes arising during the implementation of this Agreement shall be settled through friendly negotiation between the parties, or mediated by the arbitration institution appointed by both parties. If negotiation or mediation fails, a lawsuit may be filed in the people's court where Party A is located or Beijing Peoples’ Court or Hong Kong District court.

8. This agreement will become effective after being signed or stamped by both parties. This contract has two copies, with each party holding one copy. The text of the contract has the same legal effect.

Party A (Lender): Guangchengji (Shanghai) Industrial Co., Ltd.

Seal of Guangchengji (Shanghai) Industrial Co., Ltd.

Date of signing: July __, 2020

Party B (Borrower):

Date of signing: July __, 2020